Exhibit A

Form of Warrant Certificate

[Face of Warrant]

 No. SCW- ___________

 ______________ Warrants

 To Purchase One Share

Of Common Stock Each

CITIZENS BANCORP

Organized Under the Laws of the State of California

THIS CERTIFIES THAT, for value received, _________________________________

the registered holder hereof or registered assigns (the “Holder”), is entitled to purchase from Citizens Bancorp, a California corporation (the “Company”), at $5.00 (the “Warrant Price”), one share of the Company’s common stock, no par value (the “Common Stock”), for each Warrant comprising the aggregate number of Warrants set forth above.  The number of shares purchasable upon exercise of this Warrant and the Warrant Price per share may be subject to adjustment from time to time as set forth herein.  This Warrant shall expire at 5:00 p.m. Eastern Time on [*], 20[*] (the “Expiration Date”), unless extended by the Company, subject to regulatory approval.

This Warrant is issued in connection with the Company’s offering of units of the Company. Each unit consists of one share of Common Stock and a variable number of Warrants, each to purchase one share of Common Stock.  The shares of Common Stock to be issued upon the exercise of Warrants are referred to herein as “Warrant Shares.”

1.

Exercise Period and Expiration Date.  The Warrants are exercisable from issuance until the Expiration Date (the “Exercise Period”), unless extended.  This Warrant shall expire in its entirety and no longer be exercisable at 5:00 p.m., Eastern Time, on the Expiration Date, unless extended. The Company shall use its best efforts to qualify or register the Warrant Shares under the laws of the states in which the Holders reside and under applicable federal securities laws where no exemption from such registration or qualification is available.

2.

Exercise of Warrants.  This Warrant may be exercised at the office of the Company’s Warrant Agent at 250 Royall Street, Canton, Massachusetts 02021, upon presentation and surrender hereof, with the Warrant Exercise Form on the reverse side hereof duly completed and signed, and upon payment to the Company of the Warrant Price (as adjusted in accordance with the provisions of Section 9 hereof), for the number of Warrant Shares in respect of which such Warrant is then exercised.  Payment of the aggregate Warrant Price shall be made in cash in United States dollars, by certified or official Company check payable in United States dollars to the order of the Company, or by any combination thereof.

The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants.  When Warrants shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable by such Holder on exercise of the Warrants so presented.  If any fraction of a Warrant Share would be issuable on the exercise of any Warrants in full, the Company shall pay an amount in cash equal to the then current market price per Warrant Share multiplied by such fraction. When Warrants shall be presented for exercise as to a specified portion, only full Warrant Shares shall be issuable and a new Warrant shall be issuable evidencing the remaining Warrant or Warrants.

Upon such surrender of Warrants and payment of the Warrant Price as aforesaid, the Company or its Warrant Agent shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants, together with cash, as provided above in this Section 2, in respect of any fractional Warrant Share otherwise issuable upon such surrender.  Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to become a holder of record of such

Warrant Shares as of the date of the surrender of such Warrants and payment of the Warrant Price, as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of the Warrant Price, the transfer books for the Warrant Shares or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares.  The purchase rights represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the date of expiration of the Warrants, a new Warrant evidencing the remaining Warrant or Warrants will be issued. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Company.

3.

Exchange of Warrants.  This Warrant may be exchanged without charge by the Warrant Agent (although the Warrant Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such exchange) for another Warrant(s) entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the Warrant(s) surrendered then entitle such Holder to purchase.  Any Holder desiring to exchange a Warrant(s) shall make such request in writing delivered to the Warrant Agent and shall surrender, properly endorsed, the Warrant(s) to be so exchanged.  Thereupon, the Warrant Agent shall deliver to the person(s) entitled thereto new Warrant(s) as so requested.

Reference is hereby made to the further provisions of this Warrant set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

WITNESS, the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.  This Warrant Certificate is not valid until countersigned by the Warrant Agent.

CITIZENS BANCORP,

[SEAL]

a California corporation

By: __________________________________

President

By: __________________________________

 Secretary

Dated: _______________________________

Countersigned:

COMPUTERSHARE, INC.

As Warrant Agent

By: __________________________________

Authorized Officer

[End Warrant Face]

[Reverse Side Of Warrant]

4.

Transfer, Split Up, Combination and Exchange of Warrant Certificates

.  Subject to the provisions of Section 2 hereof and Section 5 and subject to applicable law, rules or regulations, restrictions on transferability that may appear on Warrant Certificates in accordance with the terms hereof or any “stop transfer” instructions the Company may give to the Warrant Agent, at any time after the Close of Business on the date hereof, at or prior to the Close of Business on the Expiration Date (as such term is hereinafter defined), any Warrant Certificate or Warrant Certificates may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder to purchase a like number of shares of Common Stock as the Warrant Certificate or Warrant Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged at the principal office of the Warrant Agent. Thereupon the Warrant Agent shall, subject to Section 5, countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested.

5.

Payment of Taxes.  The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrants or certificates for Warrant Shares in a name other than that of the registered Holder of the Warrants, and in such case the Company shall not be required to issue or deliver any certificates for shares of Common Stock or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s satisfaction that such tax has been paid.

6.

Mutilated or Missing Warrants.  In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company or its Warrant Agent may, at its discretion issue, upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company or its Warrant Agent of such loss, theft or destruction of such Warrant and indemnity, if requested, also satisfactory to the Company or its Warrant Agent. An applicant for such a substitute Warrant shall reimburse Company and its Warrant Agent for all reasonable expenses and shall also comply with such other reasonable regulations as the Company or its Warrant Agent may prescribe.

7.

Reservation of Warrant Shares.  The Company shall at all times, while the Warrants are exercisable, keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants.  Promptly after the date of expiration of the Warrants, no shares shall be subject to reservation in respect of such Warrants.

8.

Cancellation of Warrants.  The Warrant Agent shall cancel any Warrants surrendered for exchange, substitution, transfer or exercise in whole or in part.

9.

Adjustment of Warrant Price and Number of Warrant Shares.  The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustments from time to time upon the happening of certain events, as hereinafter defined:

9.1

Mechanical Adjustments.  The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

(a)

In case the Company shall: (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock; (ii) subdivide its outstanding shares of Common Stock into a greater number of shares; (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock; or (iv) issue by reclassification of its shares of Common Stock or capital reorganization other securities of the Company, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which the Holder would have owned or would have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)

No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this Paragraph (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment(s).  All calculations shall be made to the nearest one hundredth (1/100) of a share.

(c)

Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, each Warrant Price payable upon exercise of each Warrant shall be adjusted by multiplying the Warrant Price immediately prior to the adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to the adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter. All calculations shall be made to the nearest whole penny.

(d)

For the purpose of this Subsection 9.1, the term “shares of Common Stock” shall mean: (i) the class of stock designated as the Common Stock of the Company at the date of this Warrant; or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.  In the event that at any time, as a result of an adjustment made pursuant to Paragraph (a) above, the Holder shall become entitled to purchase any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in Paragraphs (a) through (c), inclusive, above, and the provisions of Sections 1 and 2 and Subsections 9.2 through 9.4, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other shares.

9.2

Voluntary Adjustment by the Company.  The Company may at its option, at any time during the term of the Warrants, reduce the then current Warrant Price to any amount deemed appropriate by the Board of Directors of the Company, subject to regulatory approval.

9.3

Notice of Adjustment.  Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such Warrant Shares are adjusted, as herein provided, the Company shall cause to be mailed by first class mail, postage prepaid, to each Holder, notice of such adjustment or adjustments setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Any failure by the Company to give notice to any Holder or any defect therein shall not affect the validity of such adjustment or of the event resulting in the adjustment, nor of the Holder’s rights to such adjustment.

9.4

No Adjustment for Dividends or Distributions.  Except as provided in Subsections 9.1 and 9.6, no adjustment in respect of any dividends or distributions shall be made during the term of a Warrant or upon the exercise of a Warrant.

9.5

Rights Upon Consolidation, Merger, etc.

(a)

In the case of any consolidation of the Company with or merger of the Company into another corporation or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, such successor or purchasing corporation may assume the obligations hereunder, and may execute with the Company an agreement that each Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such transaction to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which each Holder would have owned or would have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action.  The Company shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement.  Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9.  The provisions of this Subsection 9.5 shall similarly apply to successive consolidations, mergers, sales or conveyances.

(b)

In the event that such successor corporation does not execute such an agreement with the Company as provided in Paragraph (a), then each Holder shall be entitled to exercise outstanding Warrants, during a period of at least 30 days, which period shall terminate at least 5 days prior to consummation of the consolidation, merger, sale or conveyance, and thereby receive consideration in the transaction on the same basis as other previously outstanding shares of the same class as the Warrant Shares acquired upon exercise.  The Company shall use its best efforts to qualify or register the Warrant Shares issued pursuant to this Paragraph (b) under the laws of the states in which the holders reside and under applicable federal securities laws where no exemption from registration or qualification is available.  Warrants not exercised in accordance with this Paragraph (b) before consummation of the transaction will be canceled and become null and void.  The Company shall mail by first class mail, postage prepaid, to each Holder, at least 10 days prior to the first date on which the Warrants shall become exercisable, notice of the proposed transaction setting forth the first and last date on which the Holder may exercise outstanding Warrants and a description of the terms of this Warrant providing for cancellation of the Warrants in the event that Warrants are not exercised by the prescribed date.

(c)

The Company’s failure to give any notice required by this Subsection 9.5 or any defect therein shall not affect the validity of any such agreement, consolidation, merger, sale or conveyance of property.

(d)

The Company agrees that it will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company.

9.6

Rights Upon Liquidation.  In case: (i) the Company shall make any distribution of its assets to holders of its shares of Common Stock as a liquidation or partial liquidation dividend or by way of return of capital, or other than as a dividend payable out of capital and unimpaired surplus legally available for dividends under California law; or (ii) the Company shall liquidate, dissolve or wind up its affairs (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets, and business as an entirety), then the Company shall cause to be mailed to each Holder, by first class mail, postage prepaid, at least 20 days prior to the applicable record date, a notice stating the date on which such distribution, liquidation, dissolution or winding up is expected to become effective, and the date on which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property or assets (including cash) deliverable upon such distribution, liquidation, dissolution or winding up.  The Company’s failure to give the notice required by this Subsection 9.6 or any defect therein shall not affect the validity of such distribution, liquidation, dissolution or winding up.

9.7

Statement on Warrant. Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issued.

10.

No Rights as Stockholders.  Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof or the Holder’s transferees the right to vote or to receive dividends or to consent to or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

11.

Notices.  Any notice pursuant to this Warrant by any Holder to the Company or by the Company to the Holder, shall be in writing and shall be mailed first class, postage prepaid, or delivered: (a) if to the Company, at its

Administrative Office at 208 Providence Mine Rd., Suite 122, Nevada City, California 95959; or (b) if to the Holder, at the Holder’s respective address on the books of the Company.

12.

Applicable Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

13.

Captions.  The captions of the Sections and Subsections of this Warrant have been inserted for convenience only and shall have no substantive effect.

ASSIGNMENT OF WARRANT

(To be signed only upon assignment or transfer of Warrant)

To:	CITIZENS BANCORP 208 Providence Mine Rd., Suite 122 Nevada City, California, 95959	Or to:	COMPUTERSHARE, INC. 250 Royall Street Canton, Massachusetts 02021

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s)

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(Name and Address of Assignee Must be Printed or Typewritten)

the within Warrant, hereby irrevocably constituting and appointing ___________________ Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

Dated: ______________________________

________________________________________________________________

Signature of Record Holder

________________________________________________________________

Signature of Record Holder

NOTE:  The above signatures(s) must correspond with the names(s) as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed By: ___________________________________

WARRANT EXERCISE FORM

(To be signed only upon exercise of Warrant)

To:	COMPUTERSHARE, INC. 250 Royall Street Canton, Massachusetts 02021	With a Copy to :	CITIZENS BANCORP 208 Providence Mine Rd., Suite 122 Nevada City, California, 95959

The undersigned hereby irrevocably elect(s) to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, _______________ shares of the Company’s Common Stock, and request(s) that certificates for such shares be issued in the name of:

Please print name and address:

______________________________________________

______________________________________________

______________________________________________

Please provide Social Security or Federal Tax I.D. No.:

______________________________________________

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the whole number of shares purchasable under the within Warrant be registered in the name of the undersigned Holder or assignee as indicated below and delivered to the address stated below.

DATED:  _____________________________

Address:

_____________________________________

_____________________________________

_____________________________________

Signature of Record Holder or Assignee

_____________________________________

Signature of Record Holder or Assignee

NOTE:  The above signatures(s) must correspond with the name(s) as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever, unless this Warrant has been assigned.

Signature(s) Guaranteed By: ____________________________________